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                                                                 EXHIBIT 23.2


                               ACKNOWLEDGMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                 REGARDING INDEPENDENT AUDITOR'S REVIEW REPORT



The Board of Directors
Northfield Laboratories Inc.

With respect to the registration statements on Form S-8 of Northfield Laboratories Inc., we acknowledge our awareness of the incorporation by reference of our reports dated September 25, 1998, December 21, 1998, and March 31, 1999 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                                      /s/ KPMG LLP

Chicago, Illinois
May 27, 1999